RIVERNORTH OPPORTUNITIES FUND, INC.

POWER OF ATTORNEY

The undersigned Director of the RiverNorth Opportunities Fund, Inc., a Maryland corporation (the “Fund”), hereby appoints Christopher Moore, as attorney-in-fact, with full power of substitution, and full power to sign for him and in his name in the appropriate capacities, the registration statement on Form N-2 of the Fund in connection with the rights offering approved by the Directors of the Fund on August 22, 2017 (the “Registration Statement”), including any and all amendments to the Registration Statement and supplements or other instruments in connection therewith, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that said attorney-in-fact or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

By:	/s/ Thomas Carter	By:	/s/ John Carter
	Thomas A. Carter Director		John Carter Director

Date:	September 29, 2017	Date:	September 29, 2017

By:	/s/ Patrick Galley	By:	/s/ J. Wayne Hutchens
	Patrick W. Galley Director		J. Wayne Hutchens Director

Date:	September 29, 2017	Date:	September 29, 2017

By:	/s/ John Oakes	By:	/s/ David M. Swanson
	John Oakes Director		David M. Swanson Director

Date:	September 29, 2017	Date:	September 29, 2017